AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 2 (the “Amendment”) is dated for reference the 7th day of March, 2018.

BETWEEN

CounterPath Corporation a company incorporated under the laws of the state of Nevada and having an office at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M3 and CounterPath Technologies Inc. (f.k.a. CounterPath Solutions R&D Inc.) a company incorporated under the laws of the province of British Columbia and having an office at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M3 (hereinafter collectively referred to as the "Company")

AND

David Karp having an address for notice at 3780 Bayridge Avenue, West Vancouver, British Columbia, V7V 3J2 (hereinafter referred to as the "Employee")

WHEREAS:

A.

CounterPath Technologies Inc. and the Employee entered into an Employment Agreement dated July 31, 2007 (the “Agreement”), which superseded an original employment agreement dated September 11, 2006 as filed on the Company’s quarterly report on September 14, 2006;

B.	CounterPath Technologies Inc. and the Employee entered into an Amended Employment Agreement dated November 1, 2010 (the “Amendment No. 1”);

C.	The Employee’s annual salary was increased to Cdn$227,800.00 (Cdn$18,983.33 per month) effective February 1, 2017; and

D.	The Employee and the Company wish to enter into this Amendment to amend the terms of Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good consideration, the Agreement is modified as follows:

Section 2 (Salary & Benefits) of the Agreement shall be replaced as follows:

2.        Salary & Benefits. The Company shall pay the Employee a salary of Cdn$18,983.33 per month for the services of the Employee, payable at regular payroll periods established by the Company. The employee shall receive a monthly allowance of Cdn$800.00. The Employee's salary will be subject to deductions for Income Tax and Social Security remittances (collectively the "Government Deductions"). The Company shall also provide the Employee with (a) extended medical and dental insurance coverage as provided to other employees of the Company, and (b) participation in a bonus & incentive plan which shall provide the Employee the ability to earn up to a 30% bonus on his/her salary. The plan shall be split in to two components, the Company’s objectives and the Employee’s objectives, these objectives shall be mutually agreed to between the Company and the Employee. In addition, based on meeting agreed objectives, the bonus percentage may be increased at sole discretion of company.

CounterPath Corporation
Amendment No. 2 to Employment Agreement

Section 9 shall be replaced as follows:

9.        Vacation. The Employee shall be entitled to a yearly paid vacation of 5 weeks and increases as approved by the Company. The Employee shall have due regard to the policies of the Company relating to the scheduling of vacations and the reasonable directions of his/her Manager.

Section 12.2 shall be replaced as follows:

If there is either (1) a change of control (to the extent of at least 50.01% of the equity of CounterPath Corporation) or (2) a change in the CEO and following such change in the CEO, the Employee‘s job duties are changed materially, the Employee may, without cause, terminate his employment upon 3 months' written notice to the Company. Following such notice from the Employee, the Company may require the Employee to perform his duties to the date of termination and the Employee will be paid his regular salary to date of termination (in addition to any applicable bonus and/or incentive outlined in Section 2.(b)). In addition, the Company will pay to the Employee Severance in accordance with the provisions of Section 13 hereof, inclusive of any severance payable pursuant to the provisions of the Employment Standards Act of British Columbia.

Section 13(a)(iii) (Severance) of the Agreement shall be replaced as follows:

After 12 months of employment, the Company will pay to Employee upon termination (1) CDN$120,000 (in addition to a bonus of 30% of CDN$120,000); and (2) an additional one months’ base compensation plus any monthly allowance (in addition to a bonus of 30% of one month’s base compensation) for each year worked, with pro rata portion for partial years worked (3) extended medical and dental insurance coverage as set out in Section 2.(b) for a period of 8 months (plus an additional month for each year worked after the first year) from termination; and (4) one-twenty-forth (1/24) of the number of Options granted, in accordance with Section 1.3 of each of the Stock Option Agreement(s) between the parties, each grant multiplied by the number of months the Employee worked for the Company from the date of each respective grant, shall immediately vest and become exercisable and (5) one-eighteenth (1/18) of the number of deferred share units granted, in accordance with the Deferred Share Unit Agreement(s) between the parties, each grant multiplied by the number of months the Employee worked for the Company from the date of each respective grant, shall immediately vest and become exercisable.

Section 13(b) (Severance) of the Agreement shall be replaced as follows:

If the Employee is terminated pursuant to Section 12.2, the Company will pay to Employee upon termination (1) CDN$120,000 (in addition to a bonus of 30% of CDN$120,000 ); (2) an additional one months’ base compensation plus any monthly allowance (in addition to a bonus of 30% one month’s base compensation) for each year worked; (3) extended medical and dental insurance coverage as set out in Section 2.(b) for a period of 8 months (plus an additional month for each year worked after the first year) from termination; and (4) all options and deferred share units, which have not vested in accordance with the agreements between the parties, shall immediately vest and become exercisable.

This Amendment is part of the Agreement between Employee and Company and together with the Agreement, contains the entire agreement of the parties as to its subject matter as of the Effective Date of this Amendment. Except as expressly amended by this Amendment, the Agreement remains in full force and effect according to its terms. In the event of any direct conflict between this Amendment and the terms and conditions of the Agreement, this Amendment governs.

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment as of the date first above written.

COUNTERPATH CORPORATION	|	DAVID KARP
|
|
|
|
|
/s/ Owen Matthews	|	/s/ David Karp
(Authorized Signature)	|	Signature of Employee
|
|
COUNTERPATH TECHNOLOGIES INC.	|	March 7, 2018
	|	Date Signed

/s/ Donovan Jones
(Authorized Signature)